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                                                                    EXHIBIT 99.1

                                                                    July 2, 2001


                  TETRA TECH UPDATES GUIDANCE FOR THIRD QUARTER
                        BASED ON CHARGE FOR METRICOM WORK

PASADENA, CALIFORNIA. Tetra Tech, Inc. (NASDAQ: TTEK) announced today that it will update its guidance for the third quarter, based on the decision by Metricom, Inc. (NASDAQ: MCOM) to file for protection under Chapter 11 of the U.S. Bankruptcy Code, and to engage in restructuring discussions with its creditors. Since September 1999, Tetra Tech has performed wireless network development work under several contracts in connection with Metricom's Ricochet network. Tetra Tech has notified Metricom that it is terminating those contracts. Although Tetra Tech has received payments from Metricom through May of this year, Tetra Tech has outstanding accounts receivable with Metricom in the aggregate amount of $38.3 million. Tetra Tech will take a charge in the third quarter to provide for this doubtful account.

In the third quarter, Tetra Tech also anticipate a lower effective income tax rate, down from 42% down to 39%, and a retroactive tax credit. Because of the charge for Metricom's doubtful account and the anticipated reduction of our tax rate, the Company estimates that it will report a loss of approximately 11 cents per share for the third quarter, assuming no recovery from the bankruptcy process. Should Tetra Tech recover proceeds from the bankruptcy process, it will be reported during the quarter in which it is received.

The exact amount of the charge net of any estimated recovery has not yet been determined, however, it will be reflected in Tetra Tech's results for the third quarter ended July 1, 2001. Tetra Tech will issue an earnings release on or about July 18, 2001 which will provide additional guidance as to the amount of the charge and its effect on earnings per share.

Excluding the charge and tax credit, Tetra Tech remains confident about meeting the guidance provided earlier for the third quarter and fiscal year. According to Li-San Hwang, Chairman and Chief Executive Officer, "our overall business continues to be strong, especially in water-related projects, in-building communications projects and energy related projects. Demand for solutions to complex problems continues to drive our growth and diversity. The strong national demand for energy infrastructure is continuing to have a positive impact on all three of our business areas, and we anticipate that this impact will continue."

Metricom is a provider of high-speed wireless data services. In addition, Metricom provides wireless modems and software to allow access to network applications.

Investors will have the opportunity to listen to a conference call over the Internet discussing this event. The live call and replay will occur on Investor Broadcast Networks, Vcall Web site, located at http://www.vcall.com on Tuesday, July 3, 2001 at 8:00 a.m. PDT. ABOUT TETRA TECH (www.tetratech.com)


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Tetra Tech is a leading provider of specialized management consulting and technical services in three principal business areas: resource management, infrastructure and communications. The Company's clients include a diverse base of public and private sector organizations serviced through more than 150 offices located in the United States and internationally.

CONTACT: Li-San Hwang, President and CEO, or Mike Bieber, Investor Relations 626/351-4664

THIS NEWS RELEASE CONTAINS VARIOUS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE STATEMENTS CONCERNING TETRA TECH'S 2001 FINANCIAL AND BUSINESS PROSPECTS. THE STATEMENTS, WHICH REPRESENT TETRA TECH'S EXPECTATIONS OR BELIEFS CONCERNING VARIOUS FUTURE EVENTS, ARE BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE OF SUCH FORWARD-LOOKING STATEMENTS. THESE INCLUDE RISKS ASSOCIATED WITH ITS ACQUISITION STRATEGY; FLUCTUATIONS IN ITS QUARTERLY OPERATING RESULTS AND STOCK PRICE; MANAGEMENT OF ITS GROWTH STRATEGY; LOSS OF KEY PERSONNEL OR ITS INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL; CHANGES IN EXISTING LAWS AND REGULATIONS; CONCENTRATION OF REVENUES FROM AGENCIES OF THE FEDERAL GOVERNMENT AND REDUCTIONS IN SPENDING BY THESE AGENCIES; AUDIT OF ITS CONTRACTS WITH GOVERNMENTAL AGENCIES; LOSSES UNDER FIXED-PRICE CONTRACTS OR TERMINATION OF CONTRACTS AT THE CLIENT'S DISCRETION; INABILITY TO FIND QUALIFIED SUBCONTRACTORS; COMPETITION IN ITS INDUSTRY; RISKS OF PROFESSIONAL AND OTHER LIABILITIES; CONFLICT OF INTEREST ISSUES; FOREIGN CURRENCY FLUCTUATIONS; AND OTHER UNCERTAINTIES OR RISKS REPORTED FROM TIME TO TIME IN TETRA TECH'S REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE UNDER THE HEADING "RISK FACTORS" IN ITS FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 1, 2000. TETRA TECH UNDERTAKES NO DUTY TO UPDATE THE FORWARD-LOOKING STATEMENTS.